Exhibit 10.1
AMENDMENT TO OPTION AGREEMENTS
     This Amendment to Option Agreement(s) (“Amendment”) is entered into as of the 13th day of March 2009, by and between Community First, Inc., a Tennessee corporation (the “Company”), and Marc R. Lively, the President and Chief Executive Officer of the Company (“Executive”).
W I T N E S S E T H:
     WHEREAS, the Company and Executive desire to amend certain exercise provisions of the Management Stock Option Agreement, dated as of October 15, 2002, between the Company and Executive (the “2002 Option Agreement”) and the Management Stock Option Agreement, dated as of July 21, 2004, between the Company and Executive (the “2004 Option Agreement” and, together with the 2002 Option Agreement, the “Option Agreements”), copies of which are attached hereto as Exhibit A.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt, sufficiency and mutuality of which are hereby acknowledged, the Company and Executive hereby agree as follows.
     1. Amendments. Section 8 of the 2002 Option Agreement and Section 7 of the 2004 Option Agreement are each hereby deleted in their entirety and replaced with the following:
     “Manner of Exercise. Subject to the terms and conditions hereof, the Option may be exercised by giving written notice to the Company, which notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised. The Option Price and all federal, state and local taxes required to be withheld with respect to any exercise of the Option shall be paid or satisfied in full at the time of exercise (i) with cash or cash equivalents, (ii) by transfer, either actually or by attestation, to the Company of shares of Common Stock then held by the Optionee, valued at their Fair Market Value (as defined in the Plan) on the date of exercise or (iii) by a combination of such cash (or cash equivalents) and shares. Additionally, the Optionee may authorize the Company to withhold from the Optionee a sufficient number of Shares having an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to the Option Price plus the total amount of all federal, state and local taxes required to be withheld with respect to any exercise of the Option.”
     2. Effect of Amendments. Except as expressly modified by the terms of this Amendment, the provisions of the Option Agreements shall continue in full force and effect.
     3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall be deemed to be one and the same instrument.
     4. Headings. The sections, subjects and headings in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.
     5. Governing Law. The validity, interpretation and effect of this Amendment shall be governed exclusively by the laws of the State of Tennessee without regard to the choice of law principals thereof.
     6. Severability. Should any part of this Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

     7. Successors. This Amendment shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.
     8. Waivers. No waivers of any breach of any of the terms or conditions of this Amendment shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.
[Signature Page to Follow]
     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

/s/ Marc R. Lively

Marc R. Lively

COMMUNITY FIRST, INC.

By:	/s/ Dianne Scroggins

Name:	Dianne Scroggins
Title:	Chief Financial Officer

Exhibit A
Option Agreements
See Attached

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